UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2022 Annual Meeting of Stockholders (the "Annual Meeting") on June 13, 2022, where the proposals listed below were submitted to a vote of the Company’s stockholders. The proposals are described further in the Company’s definitive proxy statement for the Annual Meeting. At the Annual Meeting:

1. The stockholders voted to elect each of the two Class II director nominees, Jennifer Carr-Smith and Brenda Freeman, to hold office until the Company’s 2023 annual meeting of stockholders.

2. The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022.

3(a). The stockholders voted and did not approve an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), to remove the supermajority voting requirement to amend the Company's Amended and Restated By-laws (the "By-laws").

3(b). The stockholders voted and did not approve an amendment to the Restated Certificate, to remove the supermajority voting requirements to amend certain provisions of the Restated Certificate.

3(c). The stockholders voted and did not approve an amendment to the Restated Certificate, to remove the supermajority voting requirement to remove directors.

4. The stockholders voted and did not approve an amendment to the Restated Certificate, to allow holders who own at least twenty-five percent (25%) in voting power of our outstanding shares of stock to request that a special meeting of stockholders be called.

Holders of the Company’s Class A common stock are entitled to one vote per share and holders of the Company’s Class B common stock are entitled to ten votes per share. Holders of Class A common stock and Class B common stock voted together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting.

The Company’s inspector of elections certified the following vote tabulations:

Proposal One: Election of Class II Directors.

Nominee	For	Withheld	Broker Non-Votes
Jennifer Carr-Smith	17,530,445.909415	97,188.900277	8,722,633
Brenda Freeman	16,411,597.826617	799,902.983075	8,722,633

Proposal Two: Ratification of the Appointment of Our Independent Registered Public Accounting Firm.

For	Against	Abstain	Broker Non-Votes
23,298,285.335359	78,123.661043	2,973,858.813290	-

Proposal Three A: Approval of an amendment to eliminate the supermajority voting requirement to amend the By-laws.

For	Against	Abstain	Broker Non-Votes
17,498,174.971123	102,779.025279	27,140.813290	8,722,633

Proposal Three B: Approval of an amendment to the Restated Certificate to remove the supermajority voting requirements to amend certain provisions of the Restated Certificate.

For	Against	Abstain	Broker Non-Votes
17,496,606.543358	104,046.815220	27,441.451114	8,722,633

Proposal Three C: Approval of an amendment to the Restated Certificate to remove the supermajority voting requirement to remove directors.

For	Against	Abstain	Broker Non-Votes
17,537,501.204617	64,808.016337	25,785.588738	8,722,633

Proposal Four: Approval of an amendment to the Restated Certificate to allow holders who own at least twenty-five percent (25%) in voting power of our outstanding shares of stock to request that a special meeting of stockholders be called.

For	Against	Abstain	Broker Non-Votes
17,517,206.6252840	84,306.371118	26,581.81329	8,722,633

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: June 14, 2022	By:	/s/ Meredith L. Deutsch
Meredith L. Deutsch
General Counsel and Corporate Secretary